SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (Date of earliest event reported): January 21, 2005


                             WILLIAMS SCOTSMAN, INC.
             (Exact name of Registrant as specified in its Charter)



                        Commission File Number: 033-68444




         Maryland                     033-68444                  52-0665775
(State or other
jurisdiction of                 (Commission File Number)      (I.R.S. Employer
incorporation or organization)                               Identification No.)

8211 Town Center Drive                                              21236
  Baltimore, Maryland                                             (Zip Code)
(Address of principal executive offices)

                                 (410) 931-6000
              (Registrant's telephone number, including area code)

                                      None
               (Former name, former address and former fiscal year
                        - if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective February 8, 2005, the Compensation Committee of Williams Scotsman, Inc.'s (the "Company") Board of Directors approved the 2005 Management Incentive Plan to be paid during the first quarter of 2006. Annual bonuses are paid to key management personnel pursuant to a formula tied to annual budgeted EBITDA performance. If the targeted performance is achieved, a bonus is paid in an amount equal to a fixed dollar amount. If performance exceeds targeted levels, bonuses may be paid at an accelerated rate based on a formula not to exceed 150% of the fixed dollar amount. If minimum targets are not achieved, no bonuses are paid. Annual bonuses for the Company's Chief Executive Officers, and all other Executive Officers, including the five highest paid executives officers, are reviewed and approved by the Compensation Committee.

Effective January 21, 2005, the Company has entered into a Severance Agreement and General Release (the "Agreement") with Sonney Taragin, the Company's former Vice President-Information Technology. Under the terms of the Agreement, the Company is required to pay Mr. Taragin, in addition to any amounts earned but not yet paid to him, the equivalent of six (6) months of his base salary through October 31,2005, an automobile allowance through July 31, 2005 plus $26,250 as his management incentive for the year ended December 31, 2004. Mr. Taragin is entitled to medical coverage under the Company's medical plans until October 31, 2005 and he is allowed to retain his Company laptop and cell phone. The Agreement also provides for outplacement services equivalent to $6,000. Further, the Agreement contains a provision prohibiting Mr. Taragin from disclosing any confidential information of the Company.


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective February 28, 2005, David Spalding, a member of the Company's Board of Directors and Chairman of the Company's Audit Committee has resigned. Mr.
Spalding has served on the Company's Board of Directors since May 1997. He served on both the Company's Audit Committee, as Chairman, as well as the Company's Compensation Committee. Mr. Spalding has been a Vice Chairman of The Cypress Group (Cypress) since its formation in April 1994. Cypress, a private equity investment firm, is a holder of 41.28% of Scotsman Holdings, Inc.'s (SHI) (owner of 100% of the Company's common stock), common stock. Mr. Spalding left the board under mutually agreeable terms and without any disagreement with the Company, or relating to the Company's operations, policies, or practices. Michael Finley, currently a member of the Board of Directors and the Company's Audit Committee will replace Mr. Spalding as Chairman of the Audit Committee.

Subject to an Investor Stockholders Agreement between SHI and certain of SHI's Stockholders, Cypress may designate up to three individuals to serve on the Company's board. As a result, effective February 28, 2005, James L. Singleton, Co-Chairman of Cypress, filled Mr. Spalding's position on the board. Mr.
Singleton was a   director of the Company between May 1997 and April 2001.
He has  served  on  numerous  boards  and  is  currently  a  director  of  WESCO
International, ClubCorp, Danka Business Systems, and Meow Mix. Mr. Singleton will serve on the Company's Compensation Committee.




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               WILLIAMS SCOTSMAN, INC.



                                               By:  /s/ Gerard E. Holthaus
                                                  --------------------------
                                                     Gerard E. Holthaus
                                                     Chief Executive Officer


Dated: March 4, 2005